Exhibit 10.72
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO REDENVELOPE, INC., SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED.
IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS NOTE, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.
HOLDERS OF THIS NOTE, AS DEFINED BY THIS NOTE, SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.
SUBORDINATED PROMISSORY NOTE

$2,600,000.00	San Francisco, California
June 29, 2007

     1.     Commitment and Promise to Pay.
          (a)     On the terms and subject to the conditions set forth herein, from the date of this Note through the first anniversary of the date of this Note, The Integrity Brands Fund, L.P., a Delaware limited partnership (the “Lender”), hereby agrees to make a term loan (the “Loan”) to RedEnvelope, Inc., a Delaware corporation (the “Borrower”), up to a maximum principal amount of Two Million Six Hundred Thousand Dollars ($2,600,000.00). The Loan shall be made upon the Borrower’s irrevocable written notice received by the Lender two Business Days prior to the requested funding date. Such written notice shall specify the amount of the Loan requested, which shall be in a minimum amount of $25,000.00, and the requested funding date. In consideration of the commitment of the Lender evidenced hereby, promptly after the execution and delivery of this Subordinated Promissory Note (this “Note”), the Borrower shall pay the Lender a one-time, non-refundable facility fee in the amount of Twenty-Five Thousand Dollars ($25,000).
          (b)     FOR VALUE RECEIVED, the Borrower promises to pay to the Lender or order, at 53 Westbourne Terrance, Brookline, MA 02446 (or at such other place as the Lender shall notify the Borrower in writing) the principal amount advanced under this Note, together with all accrued and unpaid interest thereon, on or before the sixtieth (60th) day after the Loan is made. Each payment under this Note shall first be credited against accrued and unpaid interest, and the remainder shall be credited against principal. All amounts payable under this Note shall be paid in lawful money of the United States of America during normal business hours on a business day, in immediately available funds.
     2.     Prepayment. The Borrower may, at any time or from time to time, upon irrevocable notice received by the Lender at least two business days prior to any proposed prepayment date, prepay the Loan in whole or in part, in a minimum amount of $25,000.00. Such notice of prepayment shall specify the amount of such prepayment and the proposed date of such prepayment. The Lender may, but shall not be required to, record Loan and repayments on Exhibit A hereto. Any such notations by the Lender shall be deemed accurate, absent manifest errors or omissions.
     3.     Interest.
          (a)     The principal sum outstanding from time to time under this Note shall bear interest at a per annum rate equal to the Prime Rate. As used in this Note, “Prime Rate” shall mean the “prime rate” announced from time to time by Wells Fargo Bank, N.A. In the event that such bank ceases to announce such a rate, “Prime Rate” shall refer to that rate or index published from time to time in The Wall Street Journal (West Coast edition). Upon the occurrence and during the continuance of an Event of Default (as defined below), interest shall accrue on the entire unpaid principal balance hereunder at a per annum rate equal to the Prime Rate plus two percent (2.0%) (the “Default Rate”). From and after the maturity of this Note, whether by acceleration or otherwise, all sums then due and payable under this Note, including all principal and all accrued and unpaid interest, shall bear interest until paid in full at the Default Rate. Interest shall be calculated on the basis of a 360-day year and actual days elapsed, which results in more interest than if a 365-day year were used.
          (b)     Notwithstanding anything to the contrary contained in this Note, in no event shall the Borrower be required to pay interest on the principal amount outstanding under this Note at a rate in excess of the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the outstanding principal balance under this Note under the laws of the State of California (the “Maximum Lawful Rate”), and if the effective rate of interest which would otherwise be payable under this Note would exceed the Maximum Lawful Rate, or if the Lender shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable under this Note to a rate in excess of the Maximum Lawful Rate, then: (i) the amount of interest which would otherwise be payable under this Note shall be reduced to the Maximum Lawful Rate, and (ii) any interest paid by the Borrower in excess of the Maximum Lawful Rate shall, at the option of the Lender, be either refunded to the Borrower or credited against the principal of this Note. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Lender that are made for the purpose of determining whether such rate exceeds the Maximum Lawful Rate shall be made, to the extent permitted by the applicable law (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the period of the full stated term of the Advance all interest at any time contracted for, charged or received by the Lender.

     4.     Subordination.
          (a)     The Lender hereby agrees for itself and for its successors and assigns that the indebtedness evidenced by this Note is hereby expressly subordinated and junior in right of payment to the prior payment in full of all the principal and unpaid accrued interest and all other obligations of the Borrower under that certain Loan and Security Agreement dated as of June 26, 2006 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”) by and between Wells Fargo Retail Finance, LLC and the Borrower (the “Senior Indebtedness”).
          (b)     In the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings relative to the Borrower or its property, or of any proceedings for voluntary liquidation, dissolution or winding up of the Borrower, whether or not involving insolvency or bankruptcy proceedings, the Senior Indebtedness shall first be paid in full in cash before any payment in cash or other property is made on account of this Note, and in any such proceedings, any payment or distribution of any kind or character, whether in cash or other property (except payments in securities which are subordinate and junior to the payment of the Senior Indebtedness then outstanding in accordance with this Note), to which the Lender would be entitled if this Note were not subordinated to the Senior Indebtedness, shall be paid by the liquidating trustee or other person making such payment or distribution, or by the Subordinate Lender if received by it, directly to the holders of the Senior Indebtedness to the extent necessary to make payment in full in cash of the Senior Indebtedness remaining unpaid (whether or not then due), after giving effect to any concurrent payment or distribution to or for the holders of the Senior Indebtedness.
          (c)     Subject to the rights, if any, of the holders of the Senior Indebtedness under this Section 4 to receive cash, securities or other properties otherwise payable or deliverable to the Holder of this Note, nothing contained in this Section 4 shall impair, as between the Company and the Holder, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder of this Note, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.
          (d)     Subject to the payment in full of all Senior Indebtedness and until this Note shall be paid in full, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Section 4(c) above) to receive payments or distributions of assets of the Borrower applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Borrower and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Borrower to or on account of this Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder would be entitled except for the provisions of this Section 4 shall, as between the Borrower and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Borrower to or on account of Senior Indebtedness.

     5.     Conditions to Loan. As conditions precedent to the obligation of the Lender to make the Loan hereunder, at and as of the date of, and after giving effect to, the funding of the Loan:
          (a)     the Lender shall have received a request for the Loan; and
          (b)     there shall not have occurred an Event of Default (as defined below) or any event or condition which with the passage of time and/or notice (whether or not such notice has been given) could constitute an Event of Default (a “Default”).
     6.     Events of Default. Upon the occurrence of any of the following events (each, an “Event of Default”):
          (a)     the Borrower shall fail to pay any amount due under this Note not more than 5 Business Days after the due date; or
          (b)     the Borrower shall fail to observe or perform in any material respect any of the other terms or provisions of this Note and such failure shall continue for five (5) business days; or
          (c)     (i)     the Borrower shall (A) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) commence any case, proceeding or other action seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or (C) make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment, or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii) or (iii) above; or (v) the Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;
THEN, automatically upon the occurrence of an Event of Default under clause (c) of this Section 6 and, in all other cases, at the option of the Lender, in each case without presentment, demand or any notice upon the Borrower or any other party, the entire principal balance hereof together with all accrued and unpaid interest thereon shall become immediately due and payable.

     7.     Capitalized Interest. On each anniversary of the date of any default hereunder and while such default is continuing, all interest which has become payable and is then delinquent shall, without curing the default hereunder by reason of such delinquency, be added to the principal amount due under this Note, and shall thereafter bear interest at the same rate as is applicable to principal.
     8.     Costs and Expenses. If any default occurs in any payment due under this Note, the Borrower and all guarantors and endorsers hereof, and their successors and assigns, promise to pay all costs and expenses, including reasonable attorneys’ fees, incurred by the Lender hereof in collecting or attempting to collect the indebtedness under this Note, whether or not any action or proceeding is commenced.
     9.     Acceptance of Past Due Payments and Indulgences Not Waivers. None of the provisions hereof and none of the Lender’s rights or remedies hereunder on account of any past or future defaults shall be deemed to have been waived by the Lender’s acceptance of any past due installments or by any indulgence granted by the Lender to the Borrower.
     10.     Waivers by the Borrower; No Setoffs or Counterclaims. The Borrower and all guarantors and endorsers hereof, and their successors and assigns, hereby waive presentment, demand, protest and notice thereof or of dishonor, and agree that they shall remain liable for all amounts due hereunder notwithstanding any extension of time or change in the terms of payment of this Note granted by the Lender, any change, alteration or release of any property now or hereafter securing the payment hereof or any delay or failure by the Lender to exercise any rights under this Note. All payments required by this Note shall be made by without setoff or counterclaim.
     11.     Assignment. The Borrower may not assign its rights or obligations under this Note without the prior written consent of the Lender and any such purported assignment by the Borrower without obtaining the prior written consent of the Lender shall be void ab initio. This Note shall inure to the heirs, legal representatives, successors and assigns of the Lender.
     12.     Notices. All notices given by the Borrower or the Lender hereunder to the other shall be in writing, delivered by facsimile transmission (confirmed in writing) or delivered personally or by depositing the same in the United States mail, registered, with postage prepaid, addressed as follows:

Lender:	The Integrity Brands Fund, L.P.
53 Westbourne Terrace
Brookline, MA 02446
Attention: Mr. John C. Pound

Borrower:	REDENVELOPE, INC.
149 Montgomery Street
San Francisco, California 94105
Attention: Christopher Nordquist,
Chief Administrative Officer
Telephone No.: (415) 512-6137
Telecopy No. (415) 371-1857
Either the Lender or the Borrower may change the address to which notices are to be sent by notice of such change to the other given as provided herein. Notices shall be effective on the date received or, if mailed, on the third business day following the date mailed.
     13.     Governing Law. This Note is governed by the laws of the State of California, without regard to the choice of law rules of that State.
     IN WITNESS WHEREOF, each of the Borrower and the Lender has caused this Note to be duly executed the day and year first above written.

BORROWER:	REDENVELOPE, INC.,
a Delaware corporation

	By:	/s/ Christopher Nordquist

	Name:	Christopher Nordquist

	Title:	Chief Administrative Officer

LENDER:	THE INTEGRITY BRANDS FUND, L.P.,
a Delaware limited partnership

By: INTEGRITY BRANDS PARTNERS LLC
Its: General Partner

		By:	/s/ John C. Pound

		Name:	John C. Pound
		Its:	Manager

EXHIBIT A

Outstanding
		Amount of	Principal	Notation Made
Date	Loan Amount	Principal Paid	Balance	By